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                                                                  EXHIBIT 23(A)


                            INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Marsh & McLennan Companies, Inc. on Form S-3 of our reports dated February 26, 1997 (March 12, 1997 as to the last paragraph of Note 3), appearing in and incorporated by reference in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                       /s/ Deloitte & Touche LLP
                                       ---------------------------
                                       Deloitte & Touche LLP


New York, New York
November 21, 1997